UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Event Requiring Report: February 10, 2003




                                Axia Group, Inc.
                               ------------------
             (Exact Name of Registrant as Specified on its Charter)


             I-9418                                       87-0509512
-----------------------------------               ------------------------
(Commission File Number)                 (IRS Employer Identification Number)


                                     NEVADA
         (State or Other Jurisdiction of Incorporation or Organization)




                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                          ----------------------------
                    (Address of Principal Executive Offices)


                                 (801) 575-8073
                                ----------------
              (Registrant's Telephone Number, Including Area Code)







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ITEM 5.  OTHER EVENTS

With a record date of February 10, 2003, Axia Group, Inc. ("Company") will distribute to its shareholders as of the date the Form SB-2 Registration Statement becomes effective shares of the common stock of Bottomline Home Loan, Inc., a Nevada Corporation.

Pursuant to certain agreements those shareholders who receive shares in conjunction with the acquisition of TechnoConcepts Inc.'s assets will not be entitled to receive a pro-rata portion of the Bottomline stock dividend. The dividend distribution will be based upon a issued and outstanding number of shares of common stock totaling 10,646, 880. Furthermore, by agreement, any holder of preferred shares have agreed to waive any right they may have to the stock dividend.

The distribution is to be carried out on the basis of each shareholder of the Company's common stock will receive 1 share of the Bottomline common stock registered pursuant to a Form SB-2 for each ten (10) shares of Axia common stock held on the record date for distribution upon the Form SB-2 clearing Securities and Exchange Commission comments and becoming effective. The distribution is estimated to include 1,064,688 shares of Bottomline's common stock for distribution to Axia shareholders. All fractional shares will be rounded up to the next whole share.


ITEM 7.           Financial Statements and Exhibits

The following exhibits are included as part of this report:

EXHIBIT           PAGE
NO.               NO.      DESCRIPTION


                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2003

  Axia Group, Inc.



  By:   /s/ Richard Surber
     -------------------------------------------------------------------
       Richard D. Surber, President and Director









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